SUB-ITEM 77M

At the close of business of December 7, 2012, the following transactions occurred:

1. MFS Growth Series, a series of MFS Variable Insurance Trust (the "Trust"), acquired all of the assets of the SC WMC Large Cap Growth Fund (an "Acquired Fund"), a series of Sun Capital Advisers Trust;

2. MFS Research Series, a series of the Trust, acquired all of the assets of the SC Davis Venture Value Fund (an "Acquired Fund"), a series of Sun Capital Advisers Trust;

3. MFS Mid Cap Growth Series, a series of the Trust, acquired all of the assets of the SC WMC Blue Chip Mid Cap Fund (an "Acquired Fund"), a series of Sun Capital Advisers Trust;

4. MFS New Discovery Series, a series of the Trust, acquired all of the assets of the SC Invesco Small Cap Growth Fund (an "Acquired Fund"), a series of Sun Capital Advisers Trust;

5. MFS Research Bond Series, a series of the Trust, acquired all of the assets of the SC PIMCO Total Return Fund and Sun Capital Investment Grade Bond Fund (each an "Acquired Fund"), each a series of Sun Capital Advisers Trust; and

6. MFS Value Series, a series of the Trust, acquired all of the assets of the SC Lord Abbett Growth & Income Fund (an "Acquired Fund"), a series of Sun Capital Advisers Trust.

The circumstances and details of these transactions are described in the Trust's Registration Statement on Form N-14 (File No. 333-183592), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2012, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

Each Acquired Fund has ceased to be an investment company as defined in the Investment Company Act of 1940.


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                              SUB-ITEM 77M (CONT.)

At the close of business of August 17, 2012, the following transactions occurred:

1. MFS Growth Series, a series of MFS Variable Insurance Trust (the "Trust"), acquired all of the assets of the MFS Growth Portfolio (an "Acquired Fund"), a series of MFS Variable Insurance Trust II. The circumstances and details of these transactions are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Growth Series (File No. 333-181524), as filed with the Securities and Exchange Commission via EDGAR on May 18, 2012, under Rule 488 under the Securities
      Act of 1933.   Such description is incorporated herein by reference; and

2. MFS Mid Cap Growth Series, a series of MFS Variable Insurance Trust (the "Trust"), acquired all of the assets of the MFS Mid Cap Growth Portfolio (an "Acquired Fund"), a series of Sun Capital Advisers Trust. The circumstances and details of these transactions are described in the Trust's Registration Statement on Form N-14 on behalf of the MFS Mid Cap Growth Series (File No. 333-181525), as filed with the Securities and Exchange Commission via EDGAR on May 18, 2012, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

Each Acquired Fund has ceased to be an investment company as defined in the Investment Company Act of 1940.